Exhibit (d)(13)

Amendment to Investment Advisory Agreement

This Amendment dated as of February 28, 2018 (this “Amendment”) is to the Investment Advisory Agreement dated as of November 1, 2011, as amended, (the “Agreement”), between Financial Investors Trust (the “Trust”), a Delaware statutory trust, and ALPS Advisors, Inc. (the “Adviser”), a Colorado corporation. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust, the Adviser and the Adviser wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, Section 5 of the Agreement is replaced in its entirety as follows:

5.       Compensation of the Adviser. The Adviser shall not receive a management fee from the Trust for its services under this Agreement.

2.	Effective as of the date of this Amendment, Appendix A of the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST,		ALPS ADVISORS, INC.
on behalf of the Funds

By:	/s/ Edmund J. Burke	By:	/s/ Edmund J. Burke
Name:	Edmund J. Burke	Name:	Edmund J. Burke
Title:	President	Title:	President

Appendix A

RiverFront Asset Allocation Aggressive (formerly, RiverFront Global Growth Fund)

RiverFront Asset Allocation Growth (formerly, RiverFront Global Allocation Fund)

RiverFront Asset Allocation Growth & Income (formerly, RiverFront Dynamic Equity Income Fund)

RiverFront Asset Allocation Moderate (formerly, RiverFront Moderate Growth & Income Fund)

RiverFront Asset Allocation Income & Growth (formerly, RiverFront Conservative Income Builder Fund)